May 31, 2012

InnerWorkings, Inc. 600 West Chicago Avenue Suite 850 Chicago, IL 60654

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to InnerWorkings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 initially filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2012 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale by certain selling shareholders set forth in the prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act of up to 855,078 shares of common stock, par value $0.0001 per share, of which 189,285 shares have been issued (the “Shares”) and 655,793 shares are issuable pursuant to certain earn-out provisions (the “Additional Shares”) under the terms of (i) that certain Asset Purchase Agreement, dated as of April 11, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Launch Media, Inc., a Minnesota corporation, Anthony Frank and Douglas Thompson (the “Launch Media Purchase Agreement”); (ii) that certain Purchase Agreement, dated as of April 13, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, Novavision A/S, a public company registered in Denmark, and Michael Skouw Nielsen (the “Novavision Purchase Agreement”); (iii) that certain Purchase Agreement, dated as of April 24, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, acting through its French Branch, Iconomedia, a société à responsabilité limitée registered with the Parish Registry of Commerce and Companies, Groupe F.V.D.B., Fredéric Albert, Florian Delpierre and Jean Manuel Lopez (the “Iconomedia Purchase Agreement”); and (iv) that certain Asset Purchase Agreement, dated as of April 26, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Idea Media Services, LLC, an Illinois limited liability company, and Erik Gershfeld (the “Idea Media Services Agreement,” and together with the Launch Media Purchase Agreement, the Novavision Purchase Agreement and the Iconomedia Purchase Agreement, the “Purchase Agreements”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Purchase Agreements and the Second Amended and Restated Certificate of Incorporation of the Company. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Additional Shares have been duly authorized and, when the Additional Shares are issued in accordance with the terms of the Purchase Agreements, the Additional Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP